UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 22, 2014

BOISE CASCADE COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-35805 (Commission File Number)	20-1496201 (IRS Employer Identification No.)
1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
(Address of principal executive offices) (Zip Code)
(208) 384-6161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Boise Cascade Company (the “Company”) ceased being a controlled company on July 30, 2013 and, in accordance with the rules of the New York Stock Exchange (“NYSE”), has transitioned the composition of its committees to comply with the NYSE corporate governance requirements applicable to non-controlled companies. Although the Company had until July 30, 2014 (one year from the date on which it ceased being a controlled company) to fully comply with all of the NYSE's corporate governance requirements, the Company has completed this transition. The Company’s board of directors consists of a majority of independent directors. Additionally, the Company’s compensation committee consists solely of independent directors and is comprised of Messrs. Samuel Mencoff, John Madigan and Thomas Souleles and Ms. Karen Gowland. The Company’s corporate governance and nominating committee also consists solely of independent directors and is comprised of Messrs. Thomas Souleles and Matthew Norton and Ms. Karen Gowland.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE COMPANY

	By	/s/ John T. Sahlberg
John T. Sahlberg Senior Vice President, Human Resources and General Counsel
Date: April 23, 2014